Code of Business Conduct Exhibit No. 14

Table of Contents CEO Message Our Vision, Mission & Operating Principles Our Responsibility to Ourselves Compliance with Laws Responsibility of Employees Additional Responsibilities of Managers Speaking Up Asking Questions & Raising Concerns Resources for Getting Help or Raising a Concern Confidentiality No Retaliation Reporting Our Own Mistakes 11 Our Responsibility to Each Other Equal Employment Opportunity Harassment Workplace Safety Drugs and Alcohol 16 Our Responsibility to the Company Accurate Accounts & Records Records Management Company Assets & Information Use of Company Assets Proprietary Information & Intellectual Property Employee Information Insider Trading Conflicts of Interest Relatives & Friends Investments & Business Relationships Gifts, Meals & Entertainment Second Jobs Corporate Opportunities 28 Our Responsibility to Our Customers Product Stewardship & Quality Sales & Marketing 31 Our Responsibility to the Marketplace Competition & Fair Dealing Improper Payments Intellectual Property of Others Competitive Intelligence Privacy 37 Our Responsibility to Governments Trade Compliance Bribery & Corruption 40 Our Responsibility to Our Communities Environmental Stewardship Community Involvement Political Activities Media Social Media The Office of Compliance Code Administration Investigations Discipline & Corrective Action Addendum Acknowledgment Table of Contents Code of Business Conduct Table of Contents

CEO Message Code of Business Conduct CEO Message Two of the most remarkable characteristics of Armstrong World Industries are its longevity and its reputation. We have truly stood the test of time well. For more than 160 years, this company has made and sold countless iterations of products for homes, businesses, even governments, and throughout, we’ve made a commitment to deliver the most innovative, quality products to the marketplace and stand behind them. That has made us a trusted and valued partner to every one of our constituents, employees to customers to shareholders. As we continue on our exciting course of innovation and growth, we must also continue our tradition of unparalleled ethics and integrity in everything we do, everywhere we operate. Each of us has that responsibility, and this Code of Business Conduct is our tool to guide us, and protect us, as we navigate business relationships and opportunities both internally and externally. Please read this Code carefully and refer to it often. As always, thank you for your hard work and commitment. Thank you. Vic Grizzle AWI CEO

Our Vision Code of Business Conduct Our Vision, Mission & Operating Principles We envision a world where people can be healthy, happy, productive, and safe in any built environment. Our Mission We seek to transform how people create and experience spaces. Through this transformation, we will make a sustainable, positive difference in the spaces people live, work, learn, heal, and play. Our Operating Principles To respect the dignity and inherent rights of the individual in all dealings with people To maintain high moral and ethical standards and to reflect honesty, integrity, reliability and forthrightness in all relationships To reflect the tenets of good taste and common courtesy in all attitudes, words and deeds To serve fairly and in proper balance the interests of all groups associated with the business— customers, stockholders, employees, suppliers, community neighbors, government and the general public Our values are our operating principles that were established in 1960

Our Responsibility to Ourselves Code of Business Conduct Our Responsibility to Ourselves Each of us has a personal investment in the way we do business at Armstrong. We are all committed to our success and take responsibility for our actions. As leaders, we follow not only the letter, but the spirit of the law in every decision we make. We make these decisions consistent with our operating principles. And we never hesitate to raise issues or concerns.

Making Ethical Decisions Doing the right thing is not always easy. When facing difficult decisions, we ask ourselves: Is it legal and ethical? Is it consistent with our Code and company policies? Is it consistent with our operating principles? Would it reflect well on Armstrong? Would I feel comfortable explaining it to my family and friends? Would I be comfortable if it appeared on television or the Internet? Code of Business Conduct Our Responsibility to Ourselves Compliance with Laws Integrity means that we maintain high ethical standards. We each understand—and comply with—the laws and policies that apply to our jobs. But ethical behavior goes beyond compliance. We take responsibility for our actions and demonstrate character in behavior, decisions and communications. Responsibility of Employees No written policy or code on its own can guarantee compliance with the law or ethical behavior. Our responsibility begins but doesn’t end with following laws and company policies. We: Act with integrity Follow the law and company policies Communicate with candor Respect the dignity of others Seek guidance and ask questions when we are unsure about what to do Raise issues and concerns Cooperate with investigations

Additional Responsibilities of Managers At Armstrong, we can all act as leaders, but those who supervise others have a heightened obligation to exemplify our operating principles. Code of Business Conduct Our Responsibility to Ourselves Armstrong managers: Model appropriate conduct at all times Create an environment that encourages ethical behavior and open communication Teach and empower our teams by ensuring that they have the knowledge, training and resources necessary to follow the law and the Code Prevent problems and report issues promptly The Code in Action I’m a manager, and one of my team members is repeatedly complaining about something that he thinks is a violation of the Code, but I don’t see the problem. How can I stop this? As managers, we take all concerns seriously. We never look to “stop” employee issues or concerns, no matter what form they take. All concerns about violations of the Code or the law should be dealt with promptly according to our standard procedures to ensure that the issue is investigated and resolved properly. See our Guidelines for Handling Reports of Violations to the Code of Business Conduct.

Speaking Up Code of Business Conduct Our Responsibility to Ourselves We speak up, to improve Armstrong for all of us, without fear of retaliation if we know of or suspect improper conduct. Asking Questions & Raising Concerns Through direct and honest communication, we can resolve issues before they turn into serious problems. This is why we ask for advice when we’re unsure about the proper course of action, and why we speak up immediately if we see something that violates— or could possibly violate— the law, the Code or our ethical standards. Resources for Getting Help or Raising a Concern Your supervisor Human Resources Company legal counsel Internal Audit Office of Compliance The Ethics Line Toll-free calling in the U.S. and Canada: 877.481.8913 EthicsPoint Online: armstrong.ethicspoint.com How to make a report— by phone or online How to make a report for Latin America locations How to follow up on a report FAQ’s The Ethics Line and EthicsPoint are available 24 hours a day, 7 days a week. You can raise issues anonymously if you wish, in accordance with local legal obligations Reports are handled confidentially

The Code in Action A coworker is the subject of an investigation for violating the Code. My manager asked me if I was aware of his misconduct. I was, but I didn’t report it. I just didn’t want to get anyone in trouble, and I still don’t. What should I do? Tell your manager the truth. At Armstrong, we are always honest and forthcoming in any investigation of alleged misconduct. It’s never too late to speak up when violations of the law or the Code are concerned. Code of Business Conduct Our Responsibility to Ourselves Confidentiality We treat all reports of potential violations confidentially, to the extent possible consistent with adequate investigation or legal obligations. It’s always preferable that we identify ourselves when reporting concerns, as this will help in investigating any potential violations, but the Armstrong Ethics Line is an option for making an anonymous report (in accordance with local legal obligations). No Retaliation We are comfortable raising questions and concerns. We do not tolerate any retaliation, harassment or other adverse action against anyone who raises a concern, reports a violation or participates in an investigation in good faith. No matter what our position within the company, if we see or are aware of instances of retaliation—however subtle—we report them. Reporting Our Own Mistakes While we do our best to follow the rules, there may be times when we err. Having the strength to report our own mistakes voluntarily and promptly exemplifies Armstrong’s operating principles. An unintentional error made in good faith that’s voluntarily and promptly reported will be viewed more favorably than a problem that is hidden and surfaces later, and a prompt report may help avoid more serious problems. In all cases, reporting of our own violations will be considered in any possible disciplinary action. Where to Learn More See our Reporting Concerns or Compliance Issues Policy or talk to your manager, Human Resources, company legal counsel or the Office of Compliance for questions or additional information.

Our Responsibility to Each Other At Armstrong, we treat each other with respect and dignity and celebrate the diversity of our workforce. We all do our part to ensure that every Armstrong workplace is safe and productive, free from discrimination, harassment, violence, drugs and alcohol. We recognize our responsibility to speak up when we see something wrong. Code of Business Conduct Our Responsibility to Each Other

Equal Employment Opportunity Code of Business Conduct Our Responsibility to Each Other Know and comply with applicable employment laws and related company policies Treat each other with respect and courtesy Make employment-related decisions on the basis of objective criteria related to job performance Provide reasonable accommodation for individuals’ disabilities and religious beliefs Report instances of improper treatment or discrimination Thoroughly investigate and take corrective action where necessary The Armstrong workplace is a diverse and inclusive environment open to different opinions and ideas. We are committed to compliant and fair employment practices and providing a work environment free from discrimination, wherever we do business. What we do: What we don’t do: Make any employment decision on the basis of race, ethnicity, color, religion, sex, national origin, age, disability, pregnancy, veteran status, military service, genetic information, citizenship status, perental status, marital status, sexual orientation, gender identity or any other reason prohibited by law Retaliate against anyone who reports discrimination or participates in an investigation of these reports The Code in Action I’m considering an applicant for a job in which she’d be working directly with customers, but I’m afraid that our customers will be uncomfortable with her physical disability. Is this a legitimate reason not to hire her? No. To deny an applicant or employee a job based on the reaction of others to disability, race or other protected classification is unlawful discrimination. If the applicant is the best qualified person for the job, we should hire her. At Armstrong, we appreciate what makes each of us different. Our customers expect nothing less.

Harassment Code of Business Conduct Our Responsibility to Each Other Show respect for others Act courteously toward each other Apologize if we mistakenly act in a way that offends a colleague, and avoid the problem in the future Speak up to report instances of harassment or suspected harassment without fear of retaliation Thoroughly investigate and take corrective action when necessary Armstrong is committed to maintaining a work environment free from all forms of harassment and unlawful discrimination Sexual harassment is one type of employment discrimination, but harassment may involve a person’s race, age, disability or any other protected characteristic. Harassment can include bullying, name calling and slurs, nonverbal conduct such as staring and leering, as well as unwanted touching. Treating each other with respect and dignity means avoiding unprofessional or inappropriate conduct that can make others uncomfortable. Remember, a private, straightforward conversation can often put an end to this kind of conduct. If this is not an option—or if the conduct persists—contact a manager, Human Resources representative, or Compliance. What we do: What we don’t do: Harass anyone Make unwanted sexual advances or requests for sexual favors or engage in any other unwanted verbal or physical conduct of a sexual nature Display or transmit offensive material in any form or tell offensive jokes Behave in a way that creates an intimidating work environment for anyone Offer employment benefits in exchange for sexual or other favors. We show our respect for each other by speaking up when a coworker’s conduct makes us uncomfortable. The Code in Action I can tell my colleague is upset by other women on our team who tell jokes of a sexual nature. I’m not bothered by them. Should I just wait for her to say something? Sexual harassment can be directed toward a person of the same or opposite sex. If it’s clear to you that these jokes are offensive to your coworker, step up and encourage her to speak with these women to let them know their humor isn’t welcome. If she’s reluctant, inform a manager about the situation.

Workplace Safety Code of Business Conduct Our Responsibility to Each Other We all share the responsibility to make safety and health a daily priority. Everywhere we do business, we are committed to eliminating hazards from the workplace, including threats or acts of violence. What we do: Know and comply with applicable occupational safety and health laws and related company policies Report any adverse health or unsafe conditions, hazards, broken equipment or machinery, accidents and workplace injuries Thoroughly investigate and take corrective action when a potentially unsafe or hazardous situation is brought to our attention What we don’t do: Take unnecessary risks on the job Ignore a situation that could cause harm to another person Make threats of violence or engage in acts of violence in the workplace or at a company- related function We always think “safety first,” which means pointing out any situation that puts anyone at risk. The Code in Action My coworker recently went through a tough divorce, and it has affected him on the job. He seems depressed, withdrawn and has a short temper. His manager gave him a bad review last month, which really upset him. I don’t want to betray his confidence, but should I be worried these are signs of potential workplace violence? You’ve spotted some signs of a person under stress which may or may not lead to workplace violence. Either way, your coworker would benefit from getting help. Urge your coworker to talk to his manager, the Employee Assistance Program (if available) or Human Resources about his issues. If he won’t do so, speak to the manager about what you have observed at work. Don’t discuss the situation with other employees. It’s unfair to your coworker and might make the situation worse. It’s important not to overreact but to find an appropriate level of help.

Drugs & Alcohol Take action if we see a coworker who may be under the influence of alcohol or drugs while at work Use good judgment and exercise moderation when alcohol is served at company events Our health and safety demands that each of us report to work free from any substance, including alcohol, that could prevent us from doing our jobs properly or create a dangerous condition. It is up to us to make sure that we are at our best every day. The company reserves the right to send an employee to medical personnel to assess their condition to perform work, as permitted by applicable law. What we do: What we don’t do: Come to work under the influence of drugs or alcohol Use, possess or sell drugs, controlled substances or drug paraphernalia on company property or while conducting company business The Code in Action I work in a plant as a production employee, and I’m currently taking medication that may cause certain side effects, such as drowsiness. Do I need to tell my supervisor that I’m taking this medication and the possible side effects? Yes. Employees who for medical reasons are using prescription or nonprescription drugs that may impair alertness or judgment, and therefore could jeopardize their safety and that of their colleagues, should inform their supervisor upon reporting to work. Where to Learn More Code of Business Conduct Our Responsibility to Each Other See our Equal Employment Opportunity Policy, Anti-Harassment Policy, Workplace Violence Policy or Drug and Alcohol Policy, or talk to your manager, Human Resources or the Office of Compliance for questions or additional information.

Our Responsibility to the Company Our decisions at Armstrong reflect our operating principles. We communicate with candor and act with integrity. We protect the company assets that we share. In all interactions—whether inside or outside of the company—we maintain high ethical standards. This is the way we will continue to succeed. Code of Business Conduct Our Responsibility to the Company

Accurate Accounts & Records Code of Business Conduct Our Responsibility to the Company Maintain all company records and reports in accordance with the law and generally accepted accounting principles Record all financial transactions accurately and in the proper account, department and accounting period Ensure that all transactions and commitments conform to the law and our system of internal controls Ensure that all reports to regulatory authorities are accurate, timely and understandable To do business the right way at Armstrong, our business records must be accurate, both for internal decision making and for the benefit of shareholders, investors, regulators and others who rely on them. Business records include not only our financial accounts, but any other document or file that anyone else might rely on, such as expense reports, time sheets and medical claim forms. These records include information in any medium, including hard copies, electronic records and e-mails. Accurate record keeping protects our reputation and helps us meet our financial and legal obligations. What we do: What we don’t do: Falsify any document Record or report false or misleading transactions. We don’t take shortcuts in preparing financial documents to meet a deadline. The Code in Action A coworker told me that he reported inflated sales numbers this month to meet his target but didn’t believe it was a problem because he’s confident he will make it up next month. This doesn’t seem right to me, but I don’t want to say anything because we have to work together. What should I do? By reporting inaccurate sales figures, your coworker has undermined the integrity of our financial records and could be creating serious reputational and legal risk. It doesn’t matter that he may be able to balance the numbers next month; all records must be accurate. This is a serious matter that you should report. Refer to the Speaking Up section of the Code for information on reporting a suspected violation.

Records Management Code of Business Conduct Our Responsibility to the Company Understand and follow the rules of our Corporate Records Management Policy Regularly attend to records management and disposal Abide by all notices calling for the retention of documents. Proper management of our records preserves the vital flow of information within Armstrong while minimizing risk from outdated information. Whether paper or electronic, all Armstrong records are maintained, stored and disposed of in accordance with our Corporate Records Management Policy. Our business depends on it. What we do: What we don’t do: Dispose of or store business records in a manner inconsistent with our Corporate Records Management Policy Keep records longer than dictated by the relevant Record Retention Schedule, unless otherwise notified We all participate in our company-wide annual Records Clean-up Day, when each workgroup clears all records that are no longer required. The Code in Action I want to do my part to help the environment, so I keep e-mail messages in my inbox for an extended period rather than printing them out. Is this a problem? Yes. Storing records electronically to save paper is commendable, but your e-mail inbox is not the place to store Armstrong records. Read and respond to e-mails, then store relevant business information in the appropriate record storage area designated by your workgroup. Then delete unnecessary e-mails. Maintain documents in accordance with our Corporate Records Management Policy.

The Code in Action My wife has asked me to do some online research while I’m at work. Am I allowed to use company computers for this? Occasional, incidental personal use of Armstrong equipment like a company computer is generally fine if it doesn’t interfere with you doing your job. However, it wouldn’t be appropriate to spend hours surfing the Internet if it’s not work related. Check with your manager if you have questions about personal use of company equipment. Code of Business Conduct Our Responsibility to the Company Company Assets & Information Protect Armstrong assets from theft, abuse or unauthorized use Use Armstrong property, vehicles, equipment and supplies for business purposes only Secure company-issued laptops, smartphones, tablets and other electronic devices from theft Secure physical documents and media containing confidential information Promptly report any instances of loss, misuse or theft Demonstrate judgment in our use of communication systems Armstrong assets— including information— only exist to enable our business. We take care of these assets, safeguard Armstrong information and communicate responsibly. When we protect Armstrong, we protect ourselves. Use of Company Assets Armstrong assets belong to us for the operation of our business. Whatever our position at Armstrong, our assets are there to empower us in working on behalf of Armstrong. What we do: What we don’t do: Use Armstrong computers or electronic communication systems for illegal activity, gambling, pornography or other inappropriate activity Use or take company assets for personal gain or advantage, or for the advantage of friends or family members Attempt to alter or circumvent security controls on Armstrong information systems

Protect company information in whatever form Access only the information we need for our jobs Share only the information necessary for each assignment or contract, even within the company Use intellectual property in accordance with all applicable laws and company policies Understand and apply the Armstrong information classifications to your data; Highly Confidential, Confidential, Internal, Public and Attorney-Client Privilege Code of Business Conduct Our Responsibility to the Company Proprietary Information & Intellectual Property After our people, business information is Armstrong’s most important asset. It is the lifeblood of our business. In the same way, our copyrights, trademarks and patents reflect the investment we have made over the years and are vital to our success. Disclosure of our proprietary or confidential information to anyone outside the company, except as required for legitimate business purposes, or misuse of our intellectual property could harm Armstrong’s business and reputation. What we do: What we don’t do: Disclose proprietary information to anyone, including those inside the company, unless they have a business reason to know Disclose proprietary information to those outside the company for business purposes without a confidentiality agreement in place Handle Armstrong information assets in a careless or insecure manner Post Armstrong proprietary information on the Internet or Social Media Input non-public information into public Artificial Intelligence (AI) tools. The Code in Action How do I know if something is a company trade secret or is otherwise proprietary information? You should assume that everything you learn about the company and its business in your capacity as an employee is a company trade secret, proprietary or otherwise confidential, and you should treat it as such, unless it is obviously a matter of general public knowledge. A friend who works in another department asked me about a new composite material I’m involved in patenting for Armstrong. I’m very excited about it, and since he works for the company, I’m sure he’ll keep quiet. Can I give him the details? No. Information such as the details about a new product is considered proprietary. Even within the company, this information should only be shared on a “need to know” basis.

The Code in Action In today’s increasingly litigious and highly competitive workplace, confidentiality is important for a host of reasons. Failure to properly secure and protect confidential employee and business information can cause serious reputational damage to the company. In the wrong hands, confidential information can be misused to commit illegal activity (e.g., fraud or discrimination), which can in turn result in costly lawsuits for the employer. The disclosure of sensitive employee information can lead to a loss of employee trust, confidence and loyalty. This will almost always result in a loss of productivity. Code of Business Conduct Our Responsibility to the Company Employee Information At Armstrong, we respect each other’s privacy. Employee information is confidential, and access to personnel records is limited to those who have a clear business need for the information. What we do: Protect the personal information of others and handle it in accordance with our privacy policies and applicable privacy laws What we don’t do: Disclose the personal information of other employees to anyone who does not have a legitimate business need to know

Insider Trading Insider trading is illegal. It distorts the market and damages trust. We never use or disclose material, nonpublic information for the purpose of trading in stocks or other securities, whether our own or those of another company. Material, nonpublic information is information about any company that has not been made available to the general public— in, for instance, a news release or securities filing— that might affect a reasonable person’s decision to buy, sell or hold securities in that company. Examples include financial results, significant management changes, new product launches and anticipated mergers, acquisitions or divestitures. Company legal counsel can answer questions on whether information is material and nonpublic. Code of Business Conduct Our Responsibility to the Company What we do: Protect material nonpublic information from unauthorized disclosure Consult company policy if we have any questions about buying or selling Armstrong securities, or those of any company we do business with What we don’t do: Use inside information for our personal advantage Disclose or “tip” this information to others so they can buy or sell Armstrong securities, or those of our business partners The Code in Action A vendor told me in confidence that her company was going to acquire another small business. I know this will increase the value of their stock. I also know I can’t trade on this information, but can my husband? No. You may not indirectly do something that you can’t do directly. Providing this information to your husband so he could trade also would be insider trading and is illegal. I’m able to get an early start on my day by returning calls during my train ride to work. Is this a problem? You must be careful not to discuss nonpublic company information in places such as trains, taxis, elevators or restaurants or at conferences or trade shows. When it’s necessary to conduct a phone call in a public place, be mindful of your surroundings.

Conflicts of Interest Code of Business Conduct Our Responsibility to the Company We have an obligation, when conducting company business, to always act in the best interest of the company. This means that our personal interests should not interfere, or appear to interfere, with our ability to do what’s best for Armstrong. Even the appearance of a conflict of interest can hurt Armstrong’s business and reputation. Potential conflicts of interest include: Working for, or receiving compensation from, an Armstrong customer, supplier or competitor Engaging a supplier owned or managed by a relative Having a personal financial interest in a company transaction Accepting a gift from a contractor in violation of company policy Missing work because of a second job Review our personal and business situations and ask whether they might appear to someone else to affect our ability to act in the best interest of Armstrong Disclose and seek approval for any potential conflict of interest situation Follow all Armstrong policies regarding disclosure and approval of conflicts of interest Conflicts of interest can take many forms. It’s not possible to list every situation that may raise the possibility of a conflict, so we use our judgment to avoid these situations. What we do: What we don’t do: Allow our personal interests to interfere with those of Armstrong when conducting company business If we have any doubt whether a situation might create a conflict of interest, we disclose the facts to our manager and seek written approval, using the approved Disclosure Form.

Relatives & Friends We do not allow our personal and family relationships to interfere with our business decisions or our work environment. These relationships can raise potential conflict of interest questions, in which others might think that we are favoring our friends and relatives above the interests of the company. Code of Business Conduct Our Responsibility to the Company What we do: Disclose any situation in which we may be conducting business on behalf of the company with a contractor, supplier or other party that a relative or close friend has a financial interest in or is an officer or employee of Disclose any personal or family relationship that might create the appearance of a conflict of interest What we don’t do: Allow any personal or family relationship to influence a decision to engage a supplier or any other Armstrong transaction The Code in Action My sister works for one of our suppliers but has no dealings with Armstrong. I work in procurement but have not had any contact with my sister’s company. I have now been asked to manage the account. What should I do? Disclose the relationship to your manager. Now that you’ve been asked to deal with your sister’s company, there’s at least the appearance that your relationship could affect the decisions you make regarding her company. Your manager likely will have you work on a different account.

Investments & Business Relationships We are careful to avoid any financial or other relationship that might influence, or appear to influence, our decisions when conducting business on Armstrong’s behalf. Code of Business Conduct Our Responsibility to the Company What we do: Ensure that our own investments and business relationships allow us to act in the best interests of Armstrong Disclose any investments or business relationships that might appear to create a conflict of interest What we don’t do: Work for, or have a significant financial interest in, any organization that does business, or seeks to do business, with Armstrong without prior approval Work for a competitor of Armstrong Accept gratuities, discounts, loans or special treatment from vendors or business partners Give preferential treatment or unfair advantage to vendors or business partners The Code in Action One of our customers asked me to do some consulting for them during my spare time. It wouldn’t interfere with my job at Armstrong, as I’d be working on the weekend and at home with my own computer. Am I allowed to take this job? In limited circumstances, you may be permitted to work for a third party that does business with Armstrong, if the work is not connected with Armstrong. You first must disclose the facts to your manager and obtain written approval.

Follow company policies concerning gifts and business courtesies Make sure real business is discussed during any business entertainment Accurately account for all gifts, meals and entertainment in expense records Code of Business Conduct Our Responsibility to the Company Gifts, Meals & Entertainment At Armstrong, our high moral and ethical standards act as the foundation for our business relationships. We depend on these relationships to move us forward. When giving gifts, meals or entertainment to promote relationships, we always follow company standards. We do not accept gifts or business courtesies except under limited circumstances. What we do: What we don’t do: Give gifts, discounts or favors to anyone in exchange for preferential treatment or any other personal or business advantage Give any gift or provide entertainment that could embarrass us if it were made public Ask anyone for a gift or other business courtesy Give or accept gifts of cash The Code in Action A vendor that I used to work very closely with has offered to host me at his company’s three-day celebration in Cancun to commemorate their 50th year of doing business. I no longer deal with this vendor on a day-to-day basis, but I’m still not sure if I can accept his generous offer. The answer is no. Even well-intentioned gifts or entertainment from vendors can present a conflict of interest or the appearance of a conflict. Any gift, favor or courtesy that could affect, or appear to affect, your ability to make a fair and objective business decision is unacceptable. This kind of elaborate entertainment can create such an appearance. If you’re unsure whether or not you can accept a gift from a vendor, talk to your manager or the Office of Compliance.

Bring any discoveries or opportunities related to Armstrong’s business to the company’s attention Code of Business Conduct Our Responsibility to the Company Second Jobs Armstrong’s success depends on each of us doing our best, each and every day. Some of us hold second jobs, but we never allow these activities to interfere with our work or affect our judgment at Armstrong. This is true of volunteer positions as well. Corporate Opportunities Working together, we make Armstrong what it is. We share in the excitement of moving ahead. We act with integrity when we discover opportunities that could help advance Armstrong. What we do: What we don’t do: Take for ourselves opportunities that are discovered through the use of company property or information or our position Use company property or information or our position for improper personal gain In any potential conflict of interest situation, we ask ourselves: Could my personal interests interfere with those of the company? Would it appear that way to others, either outside or inside the company? Am I upholding Armstrong’s operating principles? Am I making the kind of decisions a leader would make? The Code in Action I’ve been volunteering with a local food bank that lists Armstrong as a donor, and they offered me a part-time position. Can I take the job, as long as it doesn’t cut into my working hours? Probably. We encourage charitable and civic work, but even if your work at the food bank doesn’t interfere with your job responsibilities, because the nonprofit receives financial support from Armstrong, you should ask your manager before you accept the position. Depending on the circumstances, accepting the job may require written approval. Where to Learn More See our Records Management Policy; Acceptable Use of Information Resources Policy; Social Media Policy; Disclosure Policy; Information Sensitivity Policy; Trading in Company Securities by Employees, Officers and Directors Policy; Conflicts of Interest Policy; Anti-Corruption and Gifts Policy; and Mobile Phone & Device Policy or talk to your manager, Human Resources, Internal Audit or the Office of Compliance for questions or additional information.

Our Responsibility to Our Customers At Armstrong, we have built our reputation on providing innovative products and interior solutions of uncompromising quality. All over the world, our customers know that they can expect the best from us. Whether we develop, manufacture, purchase, market or sell Armstrong’s products, or deal directly with our customers or consumers, our actions reinforce the buyer’s faith in Armstrong. Code of Business Conduct Our Responsibility to Our Customers

Product Stewardship & Quality Code of Business Conduct Our Responsibility to Our Customers Comply with the highest standards for product stewardship, durability, maintenance and appearance Ensure that all company products—whether manufactured by Armstrong or a third party— are approved through our Product Safety Design Review process Take ownership for the success of our business by reporting any issue or concern immediately We serve the needs of our customers through our dedication to product stewardship and quality. We comply with global laws and regulations and, in some cases, set Armstrong standards that are even more strict than the law. Our concern for product stewardship extends from product design and manufacture to our products’ use in homes and commercial buildings. We seek to develop quality products that deliver lasting value. What we do: What we don’t do: Bypass quality controls or take shortcuts in our testing specifications and procedures Compromise the quality of our products for any reason We always make product safety and quality our top priorities when considering: The raw materials we use; Product design; Our manufacturing processes; Installation safety; Product performance once installed; Use of recycled materials and recyclability? The Code in Action “I am a new employee in the New Product Development group. I am responsible for launching new products. What do I need to do to make sure my product meets applicable regulations? Contact the Corporate Manager for Product Stewardship and read the Product Stewardship Policy. This policy and the Product Safety Design Review Process will help to ensure that your product meets all internal and external requirements prior to launch.

Sales & Marketing Code of Business Conduct Our Responsibility to Our Customers Market our products honestly Make sure our product claims can be substantiated Treat both our customers and our competitors courteously Comply with all advertising and labeling practices laws We speak and act in an open, honest and straightforward manner. This is reflected in our fair and accurate advertising and marketing. Our customers have faith in our products and how we portray them. We have to continue to earn that faith every day. What we do: What we don’t do: Misrepresent our products’ features or qualities Engage in misleading or deceptive sales or marketing practices Make false claims about our competitors or their products Take unfair advantage of anyone The Code in Action I’m on a deadline to get advertising copy into a small online publication. My approach is exciting; I’m going in a new direction, and I’m pretty sure about my product claims. As it’s not a major media outlet, can I cut through some red tape in confirming the claims? No. All advertising claims must be substantiated in advance of their publication or broadcast, whether it’s in print, online or through any another media. Fair and accurate advertising is important to comply with the law, and it’s something our customers count on. Where to Learn More Talk to your manager, the head of your Business Unit, the Legal Department, Human Resources or the Office of Compliance for questions or additional information.

Our Responsibility to the Marketplace Code of Business Conduct Our Responsibility to the Marketplace Armstrong is not afraid to compete aggressively, but we always do so ethically and in compliance with the law. Every day, our actions help to make us a global leader and a respected market participant.

Competition & Fair Dealing Code of Business Conduct Our Responsibility to the Marketplace Treat our business partners fairly and in accordance with the law and our contracts Conduct all relations with competitors, including social activities, as if they were completely in public view Document all meetings or discussions with competitors for Legal Department review Consult the Legal Department prior to signing or terminating any agreements with customers, suppliers, distributors or retailers, as well as arrangements that result in price differences among competing customers We each have a stake in how we succeed. We are guided by our operating principles and are always fair in our business dealings. We never take advantage of anyone through deception, misrepresentation or any other form of unfair dealing. Our actions comply with antitrust and related laws designed to promote fair competition in the marketplace. Even the appearance of improper agreements with competitors can harm our reputation and risk legal action. We keep in mind that any communication with a competitor, no matter how harmless it may seem at the time, may later be subject to scrutiny. What we do: What we don’t do: Discuss or reach agreement with competitors about any aspect of pricing, territories, markets or customers Discuss our business with competitors Whatever the setting, we avoid any discussionwithcompetitorsthatmayinvolve: Pricing; Terms and conditions of sales; Allocation of customers or territories; or Any other subject affecting competition. The Code in Action After a trade association meeting, I was having coffee with some old friends who work for a competitor. They told me in confidence that their company was launching a new product line and joked that we should think about reducing our prices. I didn’t respond and changed the subject. Was there a better way to handle this? It’s risky having even informal gatherings with competitors. This particular discussion certainly could be seen as violating fair competition laws, and it’s not enough to stay silent. If you see or hear this sort of behavior, strongly object and make sure that your objection is recognized. If the conversation continues, leave. Immediately let the Legal Department know what occurred.

Improper Payments Code of Business Conduct Our Responsibility to the Marketplace All Armstrong business relationships are based on trust and transparency. We never offer or accept any form of payment intended to improperly influence a business decision. A bribe occurs when someone gives or promises another person something of value to obtain favorable treatment. For example, if a developer gives cash or other consideration to a company employee to get the employee to complete the developer’s work ahead of other customers, that’s a bribe. A kickback is similar but usually occurs after the fact. For example, if a supplier pays an employee a percentage of the supplier’s sales to the company in return for the employee’s assistance in steering business to the supplier, that is a kickback. Bribes and kickbacks of any kind are against company policy and usually are illegal. What we do: Follow company policies related to giving and receiving gifts and entertainment Record all payments and receipts completely and accuratel What we don’t do: Offer or accept bribes or kickbacks Use personal funds to pay for anything company funds can’t be used for Use an agent or other third party to make improper payments The Code in Action I have a friend who works for a company that wanted to supply certain materials to Armstrong. I put him in touch with someone in Armstrong Procurement, and Armstrong ultimately awarded a contract to my friend’s company. My friend has just sent me a check as a “referral fee” for introducing him to Procurement. Can I keep the money? No. At a minimum, accepting such a check would violate our No Gifts Policy, and the payment may constitute an illegal kickback. Contact the Legal Department to determine the best way to return the check, and so the company can decide how to handle the matter with the supplier.

Intellectual Property of Others Code of Business Conduct Our Responsibility to the Marketplace At Armstrong, we safeguard others’ intellectual property as we do our own. What we do: Respect the trademarks, copyrights and patents of others Follow all applicable laws concerning use of copyrighted materials What we don’t do: Make unauthorized copies of books, articles, drawings, computer software or other copyrighted materials Infringe the patented technology of others The Code in Action A customer forwarded an e-mail that had an attachment titled “Confidential.” I thought it was intended for me, so I opened it, but I discovered that it contained information about a competitor’s bid for a project. I didn’t violate company policy in receiving this document, so can I use it to our advantage? No. Even though you didn’t obtain this confidential information improperly, you shouldn’t use it. Immediately contact the Legal Department and let them know about the situation.

Competitive Intelligence Code of Business Conduct Our Responsibility to the Marketplace We are committed to pursuing innovative ideas that will move us forward. While we may develop strategies based on information about our competitors and their products, we always obtain and make use of this competitive intelligence legally and ethically. We treat competitors’ proprietary information as we would want them to treat ours. What we do: Gather and use competitive intelligence from public sources such as published articles, annual reports, public records, the Internet and governmental filings Respect requests for confidentiality from our business partners What we don’t do: Misrepresent ourselves or use illicit means—such as wiretapping or a listening device—to secure information Seek proprietary information about other companies from job applicants or Armstrong employees who previously worked elsewhere Accept, share or use any competitive intelligence that may have been gathered improperly We understand and comply with the antitrust controls that regulate competition in countries where we do business.

Privacy Code of Business Conduct Our Responsibility to the Marketplace Follow all applicable privacy laws and company privacy policies Collect, use and process personal data only for legitimate business purposes Protect the privacy and security of information entrusted to us We respect the privacy of others and are committed to keeping personal data private, whether it belongs to customers, suppliers or others with whom we have a business relationship. Personal data can include an individual’s address, age, race, religion, political affiliation, sexual orientation, identification or financial account numbers, medical information and a range of other information that individual’s may not wish to share publicly. What we do: What we don’t do: Release personal information of others to anyone— even within the company— who does not have a clear business need to know and authorization to receive the information We always handle personal data responsibly and in accordance with company policies, our contractual obligations and applicable laws. Where to Learn More Consult our Anti-Corruption and Gifts Policy or your manager, Human Resources, the Legal Department or the Office of Compliance for questions or additional information.

Our Responsibility to Governments Code of Business Conduct Our Responsibility to Governments 36 Armstrong’s operating principles guide our actions wherever we do business, anywhere in the world. But we also pay strict attention to the global and local laws that affect us. We comply with the legal requirements of each country in which we conduct business.

Trade Compliance Code of Business Conduct Our Responsibility to Governments 37 Conduct our business activities in accordance with all applicable international trade laws and regulations that govern the sale, purchase, import, export, re-export, transfer or shipment of goods, products, materials, services and technology (“Items”), in the countries where we do business (“International Trade Laws”) Follow U.S. antiboycott laws that prohibit Armstrong, anywhere in the world, from participating in international boycotts not sanctioned by the U.S. government Report to the Legal Department any request to engage in prohibited boycotting activity Armstrong is subject to trade laws that govern its ability to sell products or conduct business with certain countries and individuals. We abide by all trade controls and embargoes applicable to our business, many of which restrict the import or export of certain materials and information as well as interaction with countries and persons believed to be involved with terrorism or narcotics trafficking. What we do: What we don’t do: Conduct business with countries or parties prohibited by U.S. or other applicable country embargoes or import or export prohibited goods or information Cooperate with any requests from customers, suppliers or others to participate in a boycott against other persons, companies or countries or to furnish information about our relationships with any boycotted country or person Export special materials, such as dangerous chemicals, without proper clearance We comply with all trade controls and embargoes applicable to our business. When conducting business globally, we contact the Legal Department with any questions concerning trade controls. The Code in Action I’m investigating new international markets. How can I find out where I am and am not permitted to do business? Contact the Legal Department for information on countries and persons affected by U.S. or other relevant country embargoes. Where to Learn More See our International Trade Law Policy or talk to your manager, Human Resources, the Legal Department or the Office of Compliance for questions or additional information.

Bribery & Corruption Code of Business Conduct Our Responsibility to Governments Contact the Legal Department before offering or providing any gift or entertainment, or anything else of value, to a government official Maintain accurate, reasonably detailed books and records of all global transactions Carefully select our business partners and agents Immediately report any indication of improper payments, gifts or entertainment Our company policies concerning bribery and corruption incorporate the legal requirements of many different countries, but the way we do business is always rooted in our operating principles. We win on the merits of our products and our people, never through bribery or the corruption of government officials. Bribery is against the law everywhere in the world. What we do: What we don’t do: Provide anything of value to a government official in an attempt to influence a decision, which includes, for example, payments to award a contract to the company, to obtain a license or better tax or customs treatment or to avoid enforcement of laws Make improper payments through a distributor, agent, dealer or any other third party The Code in Action I know that bribery is technically against the law, but I’m working in a country where they tell me it’s part of doing business. A consultant we hired asked for additional money so he could buy a gift for an employee at a local government agency to help secure a license we need for the business. If it’s not cash, not given to an “official” and not directly from me or the company, is this gift permitted? No. A bribe can be anything of value, including gifts, entertainment, offers of jobs or even contributions to a government official’s favorite charity, and a government official can be any employee or representative of a government. We also never use a third party, such as a subcontractor, consultant or agent, to do anything we can’t do ourselves. It also doesn’t matter that bribery may be common in a given locale. Acting with integrity means maintaining the highest ethical standards and complying with the law. Where to Learn More Consult our Anti-Corruption and Gifts Policy or your manager, Human Resources, the Legal Department or the Office of Compliance for questions or additional information.

Our Responsibility to Our Communities At Armstrong, we have a commitment to the success of our communities. We are conscientious citizens, we maintain a constructive, open dialogue with others and we exemplify our operating principles when weighing the interests of those around us. Code of Business Conduct Our Responsibility to Our Communities

Environmental Stewardship Code of Business Conduct Our Responsibility to Our Communities Adhere to all applicable environmental laws and company environmental policies Follow strictly the requirements of all environmental permits Immediately report all spills or improper releases in accordance with the procedures at our facilities We promote sustainable business success by helping to ensure a healthy workforce and a healthy earth. Our long history of environmental stewardship includes careful selection and use of energy and raw materials, an active commitment to health and safety and vigilance throughout the life cycle of our products to reduce risks to the earth’s natural resources. We owe this to ourselves and to all the communities where we work and live. Carelessness in environmental matters, including violations of environmental laws, can have serious consequences for us and for those we touch. Penalties for violations of pollution, waste and other environmental laws are severe, including large fines, clean-up costs and possibly imprisonment. More importantly, the effect on communities from pollution and environmental accidents can be devastating. We must not let that happen. What we do: What we don’t do: Bypass any environmental control or monitoring device Provide false information on any environmental monitoring or sampling report or in any submission to the government We recognize the importance of protecting the environment and using resources responsibly. We are committed to good environmental stewardship in our dealings with customers, employees, the government and our community. The Code in Action I suspect that one of my coworkers may have falsified environmental monitoring data to avoid slowing down production. What should I do? Report the matter immediately to your manager, or your manager’s supervisor, or you can contact the Environmental, Health and Safety Department, the Legal Department or the Office of Compliance. Even if your suspicions are incorrect, we must err on the side of caution. Concerns about timely production are, of course, important to our business, but they are never more important than our environmental, health and safety obligations.

The Code in Action I’m extremely upset about the statements of a candidate for local political office; if elected, her actions would make it very difficult for us to do business here. I’m going to write a letter to our newspaper. May I use Armstrong letterhead to make it look more official? No. While you’re entitled to your beliefs, you must never give the impression that your personal views are those of the company. This is particularly true of our interactions with the news media. Armstrong letterhead—or e-mail addresses—should never be used to voice our personal opinions. Nor should we refer to our position within the company in a public forum such as a newspaper unless specifically authorized to do so. Code of Business Conduct Our Responsibility to Our Communities Community Involvement At Armstrong, we believe we have a special responsibility and role to play in helping our communities thrive. We balance business goals with our commitment to community. We want every community where our employees live and work to be a better place because we are there. Our charitable contributions reflect our commitment to the places and people we serve. What we do: Support projects and organizations that make a positive contribution to our communities Carefully examine any requests to the company for charitable donations What we don’t do: Pressure others to contribute to charitable organizations Donate company funds, or make a contribution in the company’s name, without proper approval Act as an Armstrong representative at any community event without proper approval Political Activities We welcome the opinions and ideas of all people. We each have the right to participate in the political process and engage in political activities, but we always make it clear that our views and actions are our own, and not those of Armstrong. The rules governing corporate political contributions vary widely between countries. Wherever we do business, we comply with local campaign finance and election laws. What we do: Comply with all applicable laws when engaging in lobbying activities and making political contributions for the company Make personal political contributions or participate in civic or political activities on our own time What we don’t do: Contribute Armstrong funds, time or other resources to support any political candidate or political party without approval by the Legal Department

Media Code of Business Conduct Our Responsibility to Our Communities Respond to media inquiries by politely saying “I’m not able to help you, and I encourage you to call our corporate media line, 866.321.6677” Notify Corporate Communications if a member of the media contacts you about the company Assure that if the media insists on being by or near the property they are in a safe location We are a public-facing company with a visible brand, so anything that affects our business may result in media interest. Our customers and stockholders deserve complete, clear, consistent and accurate communications. To ensure this, all requests for information from the general media go through Armstrong’s Corporate Communications Department. Only the Corporate Communications Department, the Investor Relations Department or others authorized by the Chief Financial Officer may publicly release material corporate information or respond to inquiries about corporate or earnings-related news. What we do: What we don’t do: Answer the reporter’s questions, even if they seem simple and straightforward Say “no comment” in response to a question Respond to claims that a reporter has obtained permission to interview you from your supervisor. Assure him or her that you will have the right contact respond to him or her shortly Antagonize the reporter The Code in Action If a reporter contacts you after normal business hours, be sure to request a name, clarify correct spelling, phone number(s) and email and publication or station they represent, and share that information with your plant manager who can forward it to Corporate Communications. If a reporter is asking to come on to the property, explain they must gain prior permission from Corporate Communications and share the media line number, 866.321.6677.

Social Media Whatever the format, social media are now as much a part of our business lives as our personal lives. At Armstrong, we remember that everything we say and do reinforces the faith others have in us—even as we find creative new ways to reach our customers and our communities. Social Media include: Social networking sites (e.g., Facebook, LinkedIn, Twitter, TicToc) Video and photo sharing Web sites (e.g., YouTube) Microblogging sites (e.g., Twitter) Blogs (e.g., corporate blogs, personal blogs, media-hosted blogs) Forums and discussion boards (e.g., Yahoo! Groups, Google Groups) Collaborative publishing (e.g., Wikipedia, Google Docs) What we do: Comply with all company policies in our actions in the social media world Distinguish clearly between authorized business communications and personal communications Ensure that our time and effort spent with social media do not interfere with our work commitments. What we don’t do: Disclose proprietary company information without authorization Speak as an Armstrong representative without authorization Create the impression that personal opinions are those of Armstrong Respond to any comments or questions raised on social networks regarding Armstrong, its employees, products, plans or customers Post professional recommendations for past or present Armstrong employees, vendors or customers The Code in Action I commented on a Facebook post about eco-friendly products and processes and mentioned some of our new products. Now someone wants to interview me for his blog. May I do this if I don’t tell him I work for Armstrong? Straightforward, open communication is as important in the online world as it is everywhere else. We never talk about Armstrong products without divulging that we work for the company. No matter what the media, we always state that our opinions are our own, not Armstrong’s. Where to Learn More See our Social Media Policy, Acceptable Use of Information Resources Policy, Disclosure Code of Business Conduct Our Responsibility to Our Communities Policy, and Anti-Corruption and Gifts Policy, or talk to your manager, the eMarketing Department, the Corporate Communications Department, the Legal Department or the Office of Compliance for questions or additional information.

The Office of Compliance Code of Business Conduct The Office of Compliance The Chief Compliance Officer is an officer designated by the Board of Directors. This officer reports to the Audit Committee of the Board of Directors and the full Board. The Audit Committee oversees our general compliance with the law and this Code of Business Conduct. The Chief Compliance Officer maintains appropriate staff to work with business managers and employees to provide timely, pragmatic advice on compliance questions and administer education, training and compliance auditing programs and investigates violations of the Code. You can reach the Office of Compliance via e-mail at OfficeofCompliance@Armstrongceilings.com or via the toll-free Armstrong Ethics Line at 877.481.8913 or online at Armstrong.EthicsPoint.com.

Code Administration Code of Business Conduct The Office of Compliance We respond to possible misconduct in a manner designed to ensure fair treatment of any individuals involved, and uphold our stakeholders’ faith in our company. Investigations We take seriously all reports of violations of the law, this Code or company policies and investigate them. We conduct investigations in a manner that is impartial, objective, thorough and timely. We cooperate honestly in any investigation, maintaining appropriate confidentiality. Discipline & Corrective Action Violations of the law, the Code or company policies can result in discipline ranging from verbal or written reprimands to termination of employment. Violations of the law also may result in prosecution, imprisonment and fines. Following any violation, we look for and implement process and procedural improvements and other corrective action to keep the problem from happening again. Waiver Any waivers granted under this Code will be disclosed as required by federal securities laws and NYSE rules. Where to Learn More See our Reporting Concerns or Compliance Issues Policy or talk to your manager, Human Resources, the Legal Department or the Office of Compliance for questions and additional information.

Please complete the Acknowledgment on the following page and return a copy to: Armstrong World Industries, Inc. AWI Benefit Services, Bldg 5B 2500 Columbia Avenue / PO Box 3001 Lancaster, PA 17604-3001 Email: AWIBenefits@armstrongceilings.com If you are located outside the U.S., or at a plant location, return it to your local HR Department. Where local law or policy varies from those outlined, local law or policy will apply. For issues pertaining to the Code of Business Conduct, e.g., where an employee function does not exist locally, contact your local HR Department for information or assistance. Code of Business Conduct Acknowledgement Acknowledgment

Employee/Consultant Code of Business Conduct Acknowledgment Armstrong World Industries Code of Business Conduct NOTE: You may be asked to sign an Acknowledgment periodically. Keep your copy of the Code in a safe place for future reference. (The Code and this acknowledgment do not constitute any assurance of continued employment, or change or modify any employee’s status as an at-will employee.) TO: Office of Compliance Print Name: Department: Employee Number: I acknowledge that I have received, read and understand the Armstrong World Industries Code of Business Conduct (the “Code”). I have obtained guidance where I have had questions I acknowledge that the Code sets and refers to policies and procedures that I must follow as a condition of employment I acknowledge that my compliance with the Code is a requirement of my employment (or consulting agreement if applicable) with Armstrong and/or its affiliated company I acknowledge that I can perform my duties in compliance with the Code and company policies I acknowledge it is my duty to report actual or suspected violations of the Code to my supervisor or other company officials specified by the Code and to cooperate with investigations Except as I have described below, I am not aware of any violation or suspected violation of the Code or company policy Date: Signature:

Code of Business Conduct BPCS-7112-524 © 2023 AWI Licensing LLC